Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-234290) of BellRing Brands, Inc. of our report dated November 22, 2019 relating to the financial statement of BellRing Brands, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
November 22, 2019